CENTURY CAPITAL MANAGEMENT TRUST

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

With respect to the report on Form N-CSR filed for Century Capital Management Trust (the "Trust") for the annual period ended October 31, 2013 (the “Report”), the undersigned hereby certify, to the best of their knowledge, to the following:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date:      January 7, 2014

By:         /s/ Alexander L. Thorndike
Alexander L. Thorndike
Principal Executive Officer

By:          /s/ Julie A. Smith
Julie A. Smith
Principal Financial Officer